UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 27, 2011
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24923	25-1799439
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 MacArthur Boulevard, Newport Beach, California	92660-3095
(Address of Principal Executive Offices)	(Zip Code)
(949) 483-4600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
          On May 27, 2011, Conexant Systems, Inc. (the “Company”) commenced a change of control offer (the “Offer”) to purchase any and all of its 11.25% Senior Secured Notes due 2015 (the “Notes”) that remain outstanding under the Indenture, dated as of March 10, 2010 (as heretofore amended and supplemented, the “Indenture”) entered into by and among the Company, the subsidiary guarantors named therein, and The Bank of New York Mellon Trust Company, N.A. as trustee and collateral trustee. The Offer will expire at 5:00 p.m., New York City time on June 29, 2011 (the “Offer Expiration Date”), unless extended by the Company in its sole discretion.
          The Company is offering to repurchase the Notes at a purchase price in cash equal to 101% of the aggregate principal amount of the Notes validly tendered for payment thereof and not validly withdrawn prior to the Offer Expiration Date, plus accrued and unpaid interest up to, but not including, the date of repurchase. The Company currently has outstanding $175.0 million in principal amount of the Notes. If all holders of the Notes accept the Offer, the Company will be obligated to repurchase the Notes for an aggregate of $176.75 million plus accrued and unpaid interest up to, but not including, the date of repurchase.
          As previously announced, effective on April 19, 2011, the Company completed its merger with Gold Acquisition Corp. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Gold Holdings, Inc., a Delaware corporation (“Gold”). Pursuant to the Agreement and Plan of Merger dated as of February 20, 2011, by and among the Company, Gold and Merger Sub, Merger Sub was merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Gold (the “Merger”). The Offer is being made pursuant to the Indenture which requires the Company to make an offer to repurchase the Notes within 45 days of the closing of the Merger, which constitutes a “change of control” under the Indenture.
          This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Offer is made only by and pursuant to the terms of the Offer to Purchase dated as of May 27, 2011 and the related Letter of Transmittal. Requests for copies of the Offer to Purchase and related Letter of Transmittal, which contain the full terms and conditions of the Offer, may be directed to the Company by telephone at (949) 483-4600, or in writing at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, attention: General Counsel.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC.
(Registrant)

Date: May 27, 2011	By:	/s/ Sailesh Chittipeddi Sailesh Chittipeddi
President and Chief Executive Officer